AXIS CAPITAL HOLDINGS LIMITED

INVESTOR FINANCIAL SUPPLEMENT

FOURTH QUARTER 2021

AXIS CAPITAL HOLDINGS LIMITED
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matt Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that the Company files with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments, insurance and reinsurance.

DEFINITIONS AND PRESENTATION
•All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2020 and consolidated statements of operations for the years ended December 31, 2020 and December 31, 2019.
•Amounts may not reconcile due to rounding differences.
•Unless otherwise noted, all data is in thousands, except for ratio information.
•NM - Not meaningful is defined as a variance greater than +/-100%; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States ("U.S.") federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.
Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters;
•the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;
•losses from war, terrorism and political unrest, or other unanticipated losses;
•actual claims exceeding loss reserves;
•general economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency rates;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the loss of business provided to us by major brokers;
•breaches by third parties in our program business of their obligations to us;
•difficulties with technology and/or data security;
•the failure of our policyholders or intermediaries to pay premiums;
•the failure of our cedants to adequately evaluate risks;
•the inability to obtain additional capital on favorable terms, or at all;
•the loss of one or more of our key executives;
•a decline in our ratings with rating agencies;
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;

i

•changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's withdrawal from the European Union;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors as the COVID-19 pandemic may have the effect of heightening many of the other risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore renewable energy installations. This line of business includes primary and excess risks, some of which are catastrophe-exposed.

Marine: provides cover for traditional marine classes, including offshore energy, renewable offshore energy, cargo, liability, recreational marine, fine art, specie, and hull war. Offshore energy coverage includes physical damage, business interruption, operator's extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.

Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap and ransom, and crisis management insurance.

Aviation: provides hull and liability, and specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.

Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign and corporate credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.

Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for public and private commercial enterprises, financial institutions, not-for-profit organizations and other professional service providers. This business is predominantly written on a claims-made basis.

Liability: primarily targets primary and low to mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public, and products liability business predominately in the U.K. Target industry sectors include construction, manufacturing, transportation and trucking, and other services.

Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.

Discontinued Lines - Novae: includes those lines of business that Novae Group plc ("Novae") exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued insurance lines include financial institutions, professional indemnity, international liability, and international direct and facultative property.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The underlying policies principally cover property-related exposures but other exposures including workers compensation and personal accident are also covered. The principal perils covered by policies in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is written on a proportional and an excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in underlying personal and commercial lines insurance policies written by our cedants. The predominant exposure is to property damage, but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils covered by policies in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events are also included. This business is written on a proportional and excess of loss basis.
Professional Lines: provides protection for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability, cyber and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Surety reinsurance provides protection for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world. Mortgage reinsurance is provided to mortgage guaranty insurers and U.S. government sponsored entities for losses related to credit risk transfer into the private sector.
Motor: provides protection to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides protection to insurers of admitted casualty business, excess and surplus lines casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, workers' compensation, auto liability, and excess casualty.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. The business is written on a proportional and aggregate stop loss reinsurance basis.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption. The Company exited this line of business in 2020.
Marine and Aviation: includes specialty marine classes such as cargo, hull, pleasure craft, marine liability, inland marine and offshore energy. The principal perils covered by policies in this portfolio include physical loss, damage and/or liability arising from natural perils of the seas or land, man-made events including fire and explosion, stranding/sinking/salvage, pollution, shipowners and maritime employers liability. This business is written on a non-proportional and proportional basis. Aviation provides cover for airline, aerospace and general aviation exposures. This business is written on a proportional and non-proportional basis.

Accident and Health: includes personal accident, specialty health, accidental death, travel, life and disability reinsurance products which are offered on both a proportional and catastrophic or per life excess of loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued reinsurance lines include motor reinsurance, general liability reinsurance, and international facultative property.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL HIGHLIGHTS

		Quarters ended December 31,				Years ended December 31,
		2021	2020	Change		2021	2020	Change
HIGHLIGHTS	Gross premiums written	$1,562,828	$1,348,419	15.9%		$7,685,984	$6,826,938	12.6%
	Gross premiums written - Insurance	84.1%	81.9%	2.2	pts	63.3%	58.9%	4.4	pts
	Gross premiums written - Reinsurance	15.9%	18.1%	(2.2)	pts	36.7%	41.1%	(4.4)	pts
	Net premiums written	$947,408	$785,449	20.6%		$4,926,624	$4,336,409	13.6%
	Net premiums earned	$1,237,760	$1,087,368	13.8%		$4,709,850	$4,371,309	7.7%
	Net premiums earned - Insurance	58.4%	54.2%	4.2	pts	56.3%	52.6%	3.7	pts
	Net premiums earned - Reinsurance	41.6%	45.8%	(4.2)	pts	43.7%	47.4%	(3.7)	pts
	Net income (loss) available (attributable) to common shareholders	$197,329	$(4,819)	nm		$588,359	$(150,674)	nm
	Operating income (loss) [a]	182,187	(16,245)	nm		436,477	(174,222)	nm
	Annualized return on average common equity [b]	16.4%	(0.4%)	16.8	pts	12.2%	(3.2%)	15.4	pts
	Annualized operating return on average common equity [c]	15.1%	(1.4%)	16.5	pts	9.1%	(3.7%)	12.8	pts
	Total shareholders’ equity	$5,410,656	$5,295,694	2.2%		$5,410,656	$5,295,694	2.2%

PER COMMON SHARE AND COMMON SHARE DATA	Earnings (loss) per diluted common share	$2.31	($0.06)	nm		$6.90	($1.79)	nm
	Operating income (loss) per diluted common share [d]	$2.13	($0.20)	nm		$5.12	($2.08)	nm
	Weighted average diluted common shares outstanding	85,591	84,341	1.5%		85,291	84,262	1.2%
	Book value per common share	$57.34	$56.26	1.9%		$57.34	$56.26	1.9%
	Book value per diluted common share (treasury stock method)	$55.78	$55.09	1.3%		$55.78	$55.09	1.3%
	Tangible book value per diluted common share (treasury stock method) [a]	$52.84	$51.90	1.8%		$52.84	$51.90	1.8%

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	54.3%	57.4%	(3.1)	pts	55.1%	57.7%	(2.6)	pts
	Catastrophe and weather-related losses ratio	4.3%	18.4%	(14.1)	pts	9.5%	17.7%	(8.2)	pts
	Current accident year loss ratio	58.6%	75.8%	(17.2)	pts	64.6%	75.4%	(10.8)	pts
	Prior year reserve development ratio	(0.7%)	(0.6%)	(0.1)	pts	(0.7%)	(0.3%)	(0.4)	pts
	Net losses and loss expenses ratio	57.9%	75.2%	(17.3)	pts	63.9%	75.1%	(11.2)	pts
	Acquisition cost ratio	20.4%	21.3%	(0.9)	pts	19.6%	21.3%	(1.7)	pts
	General and administrative expense ratio [e]	14.8%	13.1%	1.7	pts	14.0%	13.2%	0.8	pts
	Combined ratio	93.1%	109.6%	(16.5)	pts	97.5%	109.6%	(12.1)	pts

INVESTMENT DATA	Total assets	$27,368,970	$25,877,687	5.8%		$27,368,970	$25,877,687	5.8%
	Total cash and invested assets [f]	16,489,369	15,724,421	4.9%		16,489,369	15,724,421	4.9%
	Net investment income	128,128	109,503	17.0%		454,301	349,601	29.9%
	Net investment gains	20,410	83,356	(75.5%)		134,279	129,133	4.0%
	Book yield of fixed maturities	1.9%	2.3%	(0.4)	pts	1.9%	2.3%	(0.4)	pts

[a]    Operating income (loss), operating income (loss) per diluted common share, annualized operating return on average common equity ("operating ROACE") and tangible book value per diluted common share are non-GAAP financial measures as defined by Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, annualized return on average common equity ("ROACE") and book value per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this document. Loss per diluted common share and operating loss per diluted common share for the quarter and year ended December 31, 2020, were calculated using weighted average common shares outstanding due to the net loss attributable to common shareholders or operating loss recognized in these periods.
[b]    Annualized ROACE is calculated by dividing net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
[c]    Annualized operating ROACE is calculated by dividing annualized operating income (loss) for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
[d]    Operating income (loss) per diluted common share is calculated by dividing operating income (loss) for the period by weighted average diluted common shares outstanding.
[e]    Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[f]    Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2021 AND 2020

	Quarters ended December 31,		Years ended December 31,
	2021	2020	2021	2020

Revenues
Net premiums earned	$1,237,760	$1,087,368	$4,709,850	$4,371,309
Net investment income	128,128	109,503	454,301	349,601
Net investment gains	20,410	83,356	134,279	129,133
Other insurance related income (loss)	7,033	(2,819)	23,295	(8,089)
Total revenues	1,393,331	1,277,408	5,321,725	4,841,954

Expenses
Net losses and loss expenses	716,225	817,239	3,008,783	3,281,252
Acquisition costs	252,180	231,800	921,834	929,517
General and administrative expenses	184,484	143,252	663,304	579,790
Foreign exchange losses	4,632	72,309	315	81,069
Interest expense and financing costs	15,543	15,408	62,302	75,049
Reorganization expenses	—	7,059	—	7,881
Amortization of value of business acquired	771	1,028	3,854	5,139
Amortization of intangible assets	3,260	2,827	12,424	11,390
Total expenses	1,177,095	1,290,922	4,672,816	4,971,087

Income (loss) before income taxes and interest in income (loss) of equity method investments	216,236	(13,514)	648,909	(129,133)
Income tax (expense) benefit	(12,557)	6,291	(62,384)	12,321
Interest in income (loss) of equity method investments	1,213	9,967	32,084	(3,612)
Net income (loss)	204,892	2,744	618,609	(120,424)
Preferred share dividends	7,563	7,563	30,250	30,250
Net income (loss) available (attributable) to common shareholders	$197,329	$(4,819)	$588,359	$(150,674)

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTER

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019
UNDERWRITING REVENUES
Gross premiums written	$1,562,828	$1,646,489	$1,941,186	$2,535,481	$1,348,419	$1,261,366
Ceded premiums written	(615,420)	(650,018)	(737,328)	(756,595)	(562,970)	(475,212)
Net premiums written	947,408	996,471	1,203,858	1,778,886	785,449	786,154

Gross premiums earned	1,936,521	1,879,280	1,794,769	1,671,139	1,735,932	1,789,084
Ceded premiums earned	(698,761)	(667,853)	(637,828)	(567,417)	(648,564)	(617,033)
Net premiums earned	1,237,760	1,211,427	1,156,941	1,103,722	1,087,368	1,172,051
Other insurance related income (loss)	7,033	7,665	5,817	2,781	(2,819)	5,059
Total underwriting revenues	1,244,793	1,219,092	1,162,758	1,106,503	1,084,549	1,177,110

UNDERWRITING EXPENSES
Net losses and loss expenses	716,225	911,369	666,473	714,718	817,239	857,394
Acquisition costs	252,180	231,712	219,070	218,871	231,800	261,775
Underwriting-related general and administrative expenses [a]	140,379	134,826	128,961	132,668	116,345	107,195
Total underwriting expenses	1,108,784	1,277,907	1,014,504	1,066,257	1,165,384	1,226,364

UNDERWRITING INCOME (LOSS) [b]	136,009	(58,815)	148,254	40,246	(80,835)	(49,254)

OTHER (EXPENSES) REVENUES
Net investment income	128,128	107,339	104,672	114,165	109,503	117,557
Net investment gains	20,410	10,932	73,293	29,645	83,356	42,712
Corporate expenses [a]	(44,105)	(23,134)	(33,491)	(25,740)	(26,907)	(31,628)
Foreign exchange (losses) gains	(4,632)	28,032	(19,602)	(4,113)	(72,309)	(52,827)
Interest expense and financing costs	(15,543)	(15,954)	(15,235)	(15,571)	(15,408)	(18,562)
Reorganization expenses	—	—	—	—	(7,059)	(8,074)
Amortization of value of business acquired	(771)	(1,028)	(1,028)	(1,028)	(1,028)	(2,056)
Amortization of intangible assets	(3,260)	(3,149)	(3,324)	(2,690)	(2,827)	(2,853)
Total other (expenses) revenues	80,227	103,038	105,285	94,668	67,321	44,269

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME OF EQUITY METHOD INVESTMENTS	216,236	44,223	253,539	134,914	(13,514)	(4,985)
Income tax (expense) benefit	(12,557)	(1,186)	(27,865)	(20,776)	6,291	159
Interest in income of equity method investments	1,213	11,911	9,799	9,162	9,967	4,073

NET INCOME (LOSS)	204,892	54,948	235,473	123,300	2,744	(753)
Preferred share dividends	(7,563)	(7,563)	(7,563)	(7,563)	(7,563)	(9,144)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$197,329	$47,385	$227,910	$115,737	$(4,819)	$(9,897)

[a]    Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also includes corporate expenses.
[b]    Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above and in the 'Consolidated Statements of Operations - Year' section of this document.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - QUARTER

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	54.3%	55.4%	55.7%	55.1%	57.4%	62.2%
Catastrophe and weather-related losses ratio	4.3%	20.7%	2.5%	10.1%	18.4%	12.1%
Current accident year loss ratio	58.6%	76.1%	58.2%	65.2%	75.8%	74.3%
Prior year reserve development ratio	(0.7%)	(0.9%)	(0.6%)	(0.4%)	(0.6%)	(1.1%)
Net losses and loss expenses ratio	57.9%	75.2%	57.6%	64.8%	75.2%	73.2%
Acquisition cost ratio	20.4%	19.1%	18.9%	19.8%	21.3%	22.3%
General and administrative expense ratio [a]	14.8%	13.1%	14.1%	14.3%	13.1%	11.8%
Combined ratio	93.1%	107.4%	90.6%	98.9%	109.6%	107.3%

Weighted average common shares outstanding	84,774	84,771	84,764	84,514	84,341	83,957
Weighted average diluted common shares outstanding [b]	85,591	85,336	85,267	84,965	84,341	83,957
Earnings (loss) per common share	$2.33	$0.56	$2.69	$1.37	($0.06)	($0.12)
Earnings (loss) per diluted common share	$2.31	$0.56	$2.67	$1.36	($0.06)	($0.12)
Annualized ROACE	16.4%	3.9%	19.3%	9.9%	(0.4%)	(0.8%)
Annualized operating ROACE	15.1%	0.1%	14.4%	7.1%	(1.4%)	0.4%

[a]    Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[b]    Due to the net loss attributable to common shareholders recognized for the quarters ended December 31, 2020 and 2019, respectively, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - YEAR

	Years ended December 31,
	2021	2020	2019
UNDERWRITING REVENUES
Gross premiums written	$7,685,984	$6,826,938	$6,898,858
Ceded premiums written	(2,759,360)	(2,490,529)	(2,409,243)
Net premiums written	4,926,624	4,336,409	4,489,615

Gross premiums earned	7,281,709	6,768,733	6,910,677
Ceded premiums earned	(2,571,859)	(2,397,424)	(2,323,499)
Net premiums earned	4,709,850	4,371,309	4,587,178
Other insurance related income (loss)	23,295	(8,089)	16,444
Total underwriting revenues	4,733,145	4,363,220	4,603,622

UNDERWRITING EXPENSES
Net losses and loss expenses	3,008,783	3,281,252	3,044,798
Acquisition costs	921,834	929,517	1,024,582
Underwriting-related general and administrative expenses [a]	536,834	477,968	505,735
Total underwriting expenses	4,467,451	4,688,737	4,575,115

UNDERWRITING INCOME (LOSS)	265,694	(325,517)	28,507

OTHER (EXPENSES) REVENUES
Net investment income	454,301	349,601	478,572
Net investment gains	134,279	129,133	91,233
Corporate expenses [a]	(126,470)	(101,822)	(129,096)
Foreign exchange (losses) gains	(315)	(81,069)	12,041
Interest expense and financing costs	(62,302)	(75,049)	(68,107)
Reorganization expenses	—	(7,881)	(37,384)
Amortization of value of business acquired	(3,854)	(5,139)	(26,722)
Amortization of intangible assets	(12,424)	(11,390)	(11,597)
Total other (expenses) revenues	383,215	196,384	308,940

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	648,909	(129,133)	337,447
Income tax (expense) benefit	(62,384)	12,321	(23,692)
Interest in income (loss) of equity method investments	32,084	(3,612)	9,718

NET INCOME (LOSS)	618,609	(120,424)	323,473
Preferred share dividends	(30,250)	(30,250)	(41,112)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$588,359	$(150,674)	$282,361

[a]    Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also includes corporate expenses.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - YEAR

	Years ended December 31,
	2021	2020	2019
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	55.1%	57.7%	60.6%
Catastrophe and weather-related losses ratio	9.5%	17.7%	7.5%
Current accident year loss ratio	64.6%	75.4%	68.1%
Prior year reserve development ratio	(0.7%)	(0.3%)	(1.7%)
Net losses and loss expenses ratio	63.9%	75.1%	66.4%
Acquisition cost ratio	19.6%	21.3%	22.3%
General and administrative expense ratio [a]	14.0%	13.2%	13.9%
Combined ratio	97.5%	109.6%	102.6%

Weighted average common shares outstanding	84,707	84,262	83,894
Weighted average diluted common shares outstanding	85,291	84,262	84,473
Earnings (loss) per common share	$6.95	($1.79)	$3.37
Earnings (loss) per diluted common share [b]	$6.90	($1.79)	$3.34
ROACE	12.2%	(3.2%)	6.3%
Operating ROACE	9.1%	(3.7%)	4.7%

[a]    Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[b]    Due to the net loss attributable to common shareholders recognized for the year ended December 31, 2020, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENT DATA

	Quarter ended December 31, 2021			Year ended December 31, 2021
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$1,315,063	$247,765	$1,562,828	$4,863,232	$2,822,752	$7,685,984
Ceded premium written	(548,369)	(67,051)	(615,420)	(1,968,347)	(791,013)	(2,759,360)
Net premiums written	766,694	180,714	947,408	2,894,885	2,031,739	4,926,624

Gross premiums earned	1,212,644	723,877	1,936,521	4,445,035	2,836,674	7,281,709
Ceded premiums earned	(490,275)	(208,486)	(698,761)	(1,793,696)	(778,163)	(2,571,859)
Net premiums earned	722,369	515,391	1,237,760	2,651,339	2,058,511	4,709,850
Other insurance related income	227	6,806	7,033	1,662	21,633	23,295
Total underwriting revenues	722,596	522,197	1,244,793	2,653,001	2,080,144	4,733,145

UNDERWRITING EXPENSES
Net losses and loss expenses	383,246	332,979	716,225	1,514,998	1,493,785	3,008,783
Acquisition costs	136,172	116,008	252,180	484,344	437,490	921,834
Underwriting-related general and administrative expenses	121,505	18,874	140,379	429,282	107,552	536,834
Total underwriting expenses	640,923	467,861	1,108,784	2,428,624	2,038,827	4,467,451

UNDERWRITING INCOME	$81,673	$54,336	$136,009	$224,377	$41,317	$265,694

Catastrophe and weather-related losses, net of reinstatement premiums	$22,654	$31,555	$54,209	$174,559	$268,300	$442,859
Net favorable prior year reserve development	$5,008	$4,262	$9,270	$18,360	$14,050	$32,410

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	50.8%	59.2%	54.3%	51.4%	59.9%	55.1%
Catastrophe and weather-related losses ratio	2.9%	6.2%	4.3%	6.4%	13.3%	9.5%
Current accident year loss ratio	53.7%	65.4%	58.6%	57.8%	73.2%	64.6%
Prior year reserve development ratio	(0.6%)	(0.8%)	(0.7%)	(0.7%)	(0.6%)	(0.7%)
Net losses and loss expenses ratio	53.1%	64.6%	57.9%	57.1%	72.6%	63.9%
Acquisition cost ratio	18.9%	22.5%	20.4%	18.3%	21.3%	19.6%
Underwriting-related general and administrative expense ratio	16.7%	3.7%	11.2%	16.2%	5.1%	11.3%
Corporate expense ratio			3.6%			2.7%
Combined ratio	88.7%	90.8%	93.1%	91.6%	99.0%	97.5%

AXIS CAPITAL HOLDINGS LIMITED
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Years ended December 31,
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019	2021	2020

INSURANCE SEGMENT
Property	$281,113	$273,216	$320,393	$261,786	$255,606	$242,446	$1,136,508	$996,650
Marine	80,382	87,463	114,061	187,948	63,901	73,780	469,853	419,405
Terrorism	9,868	14,167	12,339	19,744	13,486	13,317	56,117	55,781
Aviation	27,711	32,954	29,742	20,402	23,946	20,838	110,809	87,671
Credit and Political Risk	55,360	27,651	43,140	37,451	56,264	40,487	163,602	156,414
Professional Lines	549,010	465,469	463,796	337,765	434,868	356,321	1,816,041	1,378,503
Liability	267,987	228,306	241,630	193,151	215,131	180,951	931,075	763,155
Accident and Health	43,928	46,644	43,481	44,847	40,843	30,876	178,899	158,585
Discontinued Lines - Novae	(296)	630	(110)	104	254	2,592	328	2,235
TOTAL INSURANCE SEGMENT	$1,315,063	$1,176,500	$1,268,472	$1,103,198	$1,104,299	$961,608	$4,863,232	$4,018,399

REINSURANCE SEGMENT
Catastrophe	$19,957	$88,396	$133,089	$250,956	$24,497	$20,346	$492,397	$551,143
Property	4,030	38,584	44,325	126,455	(1,115)	20,318	213,394	245,744
Credit and Surety	31,667	55,807	37,413	83,221	43,519	28,375	208,108	232,699
Professional Lines	49,739	24,279	148,398	131,255	45,888	34,789	353,671	312,935
Motor	4,505	12,151	39,781	223,524	(15,427)	21,273	279,960	304,439
Liability	104,923	166,085	182,106	269,201	113,591	88,479	722,316	618,913
Engineering	(874)	(660)	(2,502)	(2,428)	5,552	17,821	(6,464)	25,886
Agriculture	10,822	11,992	46,874	16,441	901	23,369	86,128	70,500
Marine and Aviation	3,484	12,427	25,613	32,340	10,900	6,675	73,866	73,103
Accident and Health	19,461	60,927	16,934	301,318	15,706	38,881	398,641	371,828
Discontinued Lines - Novae	51	1	683	—	108	(568)	735	1,349
TOTAL REINSURANCE SEGMENT	$247,765	$469,989	$672,714	$1,432,283	$244,120	$299,758	$2,822,752	$2,808,539

CONSOLIDATED TOTAL	$1,562,828	$1,646,489	$1,941,186	$2,535,481	$1,348,419	$1,261,366	$7,685,984	$6,826,938

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED DATA - QUARTER AND PRIOR YEAR

							Year ended December 31,
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019	2020
UNDERWRITING REVENUES
Gross premiums written	$1,562,828	$1,646,489	$1,941,186	$2,535,481	$1,348,419	$1,261,366	$6,826,938
Ceded premiums written	(615,420)	(650,018)	(737,328)	(756,595)	(562,970)	(475,212)	(2,490,529)
Net premiums written	947,408	996,471	1,203,858	1,778,886	785,449	786,154	4,336,409

Gross premiums earned	1,936,521	1,879,280	1,794,769	1,671,139	1,735,932	1,789,084	6,768,733
Ceded premiums earned	(698,761)	(667,853)	(637,828)	(567,417)	(648,564)	(617,033)	(2,397,424)
Net premiums earned	1,237,760	1,211,427	1,156,941	1,103,722	1,087,368	1,172,051	4,371,309
Other insurance related income (loss)	7,033	7,665	5,817	2,781	(2,819)	5,059	(8,089)
Total underwriting revenues	1,244,793	1,219,092	1,162,758	1,106,503	1,084,549	1,177,110	4,363,220

UNDERWRITING EXPENSES
Net losses and loss expenses	716,225	911,369	666,473	714,718	817,239	857,394	3,281,252
Acquisition costs	252,180	231,712	219,070	218,871	231,800	261,775	929,517
Underwriting-related general and administrative expenses	140,379	134,826	128,961	132,668	116,345	107,195	477,968
Total underwriting expenses	1,108,784	1,277,907	1,014,504	1,066,257	1,165,384	1,226,364	4,688,737

UNDERWRITING INCOME (LOSS)	$136,009	$(58,815)	$148,254	$40,246	$(80,835)	$(49,254)	$(325,517)

Catastrophe and weather-related losses, net of reinstatement premiums	$54,209	$249,830	$28,562	$110,250	$198,028	$140,000	$773,919
Net favorable prior year reserve development	$9,270	$11,012	$6,808	$5,317	$6,559	$13,881	$15,909

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	54.3%	55.4%	55.7%	55.1%	57.4%	62.2%	57.7%
Catastrophe and weather-related losses ratio	4.3%	20.7%	2.5%	10.1%	18.4%	12.1%	17.7%
Current accident year loss ratio	58.6%	76.1%	58.2%	65.2%	75.8%	74.3%	75.4%
Prior year reserve development ratio	(0.7%)	(0.9%)	(0.6%)	(0.4%)	(0.6%)	(1.1%)	(0.3%)
Net losses and loss expenses ratio	57.9%	75.2%	57.6%	64.8%	75.2%	73.2%	75.1%
Acquisition cost ratio	20.4%	19.1%	18.9%	19.8%	21.3%	22.3%	21.3%
Underwriting-related general and administrative expense ratio	14.8%	13.1%	14.1%	14.3%	13.1%	11.8%	13.2%
Combined ratio	93.1%	107.4%	90.6%	98.9%	109.6%	107.3%	109.6%

AXIS CAPITAL HOLDINGS LIMITED
INSURANCE SEGMENT DATA - QUARTER AND PRIOR YEAR

							Year ended December 31,
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019	2020
UNDERWRITING REVENUES
Gross premiums written	$1,315,063	$1,176,500	$1,268,472	$1,103,198	$1,104,299	$961,608	$4,018,399
Ceded premiums written	(548,369)	(469,008)	(555,587)	(395,384)	(476,066)	(390,651)	(1,660,898)
Net premiums written	766,694	707,492	712,885	707,814	628,233	570,957	2,357,501

Gross premiums earned	1,212,644	1,142,550	1,076,900	1,012,941	1,006,930	927,599	3,839,727
Ceded premiums earned	(490,275)	(461,542)	(445,225)	(396,655)	(417,160)	(367,989)	(1,540,689)
Net premiums earned	722,369	681,008	631,675	616,286	589,770	559,610	2,299,038
Other insurance related income	227	468	552	415	556	1,079	2,647
Total underwriting revenues	722,596	681,476	632,227	616,701	590,326	560,689	2,301,685

UNDERWRITING EXPENSES
Net losses and loss expenses	383,246	442,681	332,175	356,898	444,444	317,234	1,697,014
Acquisition costs	136,172	123,529	106,963	117,679	117,954	123,300	461,533
Underwriting-related general and administrative expenses	121,505	104,905	99,569	103,303	93,930	90,472	378,839
Total underwriting expenses	640,923	671,115	538,707	577,880	656,328	531,006	2,537,386

UNDERWRITING INCOME (LOSS)	$81,673	$10,361	$93,520	$38,821	$(66,002)	$29,683	$(235,701)

Catastrophe and weather-related losses, net of reinstatement premiums	$22,654	104,873	$11,088	$36,026	$118,185	$19,900	$443,440
Net favorable prior year reserve development	$5,008	5,418	$6,427	$1,505	$4,417	$10,455	$8,937

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	50.8%	50.8%	51.8%	52.3%	56.1%	55.0%	55.1%
Catastrophe and weather-related losses ratio	2.9%	15.0%	1.8%	5.9%	20.0%	3.6%	19.1%
Current accident year loss ratio	53.7%	65.8%	53.6%	58.2%	76.1%	58.6%	74.2%
Prior year reserve development ratio	(0.6%)	(0.8%)	(1.0%)	(0.3%)	(0.7%)	(1.9%)	(0.4%)
Net losses and loss expenses ratio	53.1%	65.0%	52.6%	57.9%	75.4%	56.7%	73.8%
Acquisition cost ratio	18.9%	18.1%	16.9%	19.1%	20.0%	22.0%	20.1%
Underwriting-related general and administrative expense ratio	16.7%	15.4%	15.8%	16.8%	15.9%	16.2%	16.5%
Combined ratio	88.7%	98.5%	85.3%	93.8%	111.3%	94.9%	110.4%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE SEGMENT DATA - QUARTER AND PRIOR YEAR

							Year ended December 31,
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019	2020
UNDERWRITING REVENUES
Gross premiums written	$247,765	$469,989	$672,714	$1,432,283	$244,120	$299,758	$2,808,539
Ceded premiums written	(67,051)	(181,010)	(181,741)	(361,211)	(86,904)	(84,561)	(829,631)
Net premiums written	180,714	288,979	490,973	1,071,072	157,216	215,197	1,978,908

Gross premiums earned	723,877	736,730	717,869	658,198	729,002	861,485	2,929,006
Ceded premiums earned	(208,486)	(206,311)	(192,603)	(170,762)	(231,404)	(249,044)	(856,735)
Net premiums earned	515,391	530,419	525,266	487,436	497,598	612,441	2,072,271
Other insurance related income (loss)	6,806	7,197	5,265	2,366	(3,375)	3,980	(10,736)
Total underwriting revenues	522,197	537,616	530,531	489,802	494,223	616,421	2,061,535

UNDERWRITING EXPENSES
Net losses and loss expenses	332,979	468,688	334,298	357,820	372,795	540,160	1,584,238
Acquisition costs	116,008	108,183	112,107	101,192	113,846	138,475	467,984
Underwriting-related general and administrative expenses	18,874	29,921	29,392	29,365	22,415	16,723	99,129
Total underwriting expenses	467,861	606,792	475,797	488,377	509,056	695,358	2,151,351

UNDERWRITING INCOME (LOSS)	$54,336	$(69,176)	$54,734	$1,425	$(14,833)	$(78,937)	$(89,816)

Catastrophe and weather-related losses, net of reinstatement premiums	$31,555	$144,957	$17,474	$74,224	$79,843	$120,100	$330,479
Net favorable prior year reserve development	$4,262	$5,594	$381	$3,812	$2,142	$3,426	$6,972

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	59.2%	61.4%	60.4%	58.6%	59.0%	68.9%	60.6%
Catastrophe and weather-related losses ratio	6.2%	28.0%	3.3%	15.6%	16.3%	19.9%	16.2%
Current accident year loss ratio	65.4%	89.4%	63.7%	74.2%	75.3%	88.8%	76.8%
Prior year reserve development ratio	(0.8%)	(1.0%)	(0.1%)	(0.8%)	(0.4%)	(0.6%)	(0.4%)
Net losses and loss expenses ratio	64.6%	88.4%	63.6%	73.4%	74.9%	88.2%	76.4%
Acquisition cost ratio	22.5%	20.4%	21.3%	20.8%	22.9%	22.6%	22.6%
Underwriting-related general and administrative expenses ratio	3.7%	5.6%	5.7%	6.0%	4.5%	2.7%	4.8%
Combined ratio	90.8%	114.4%	90.6%	100.2%	102.3%	113.5%	103.8%

AXIS CAPITAL HOLDINGS LIMITED
STRATEGIC CAPITAL PARTNERS

	Quarters ended December 31,						Years ended December 31,
	2021			2020			2021			2020
TOTAL MANAGED PREMIUMS [a]	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Total Managed Premiums	$1,315,063	$247,765	$1,562,828	$1,104,299	$244,120	$1,348,419	$4,863,232	$2,822,752	$7,685,984	$4,018,399	$2,808,539	$6,826,938
Premiums ceded to Harrington Re	7,303	35,894	43,197	3,431	37,435	40,866	16,897	266,045	282,942	11,317	246,984	258,301
Premiums ceded to Other Strategic Capital Partners	—	31,157	31,157	18,885	49,469	68,354	—	524,968	524,968	71,050	582,647	653,697
Premiums ceded to Other Reinsurers	541,066	—	541,066	453,750	—	453,750	1,951,450	—	1,951,450	1,578,531	—	1,578,531
Net premiums written	$766,694	$180,714	$947,408	$628,233	$157,216	$785,449	$2,894,885	$2,031,739	$4,926,624	$2,357,501	$1,978,908	$4,336,409

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$—	$27,192	$27,192	$2,674	$10,229	$12,903	$—	$73,188	$73,188	$10,645	$49,820	$60,465

[a]    Total managed premiums represents gross premiums written of $1.6 billion and $1.3 billion for the quarters ended December 31, 2021 and 2020, respectively, and $7.7 billion and $6.8 billion for the years ended December 31, 2021 and 2020, respectively, and includes premiums written by the insurance and reinsurance segments on behalf of strategic capital partners and other reinsurers. Premiums ceded to strategic capital partners and other reinsurers by AXIS Insurance and AXIS Re are presented above.
[b]    Fee income from strategic capital partners represents service fees and reimbursement of expenses from strategic capital partners. Fee income from strategic capital partners included $5.5 million and $(3.7) million for the quarters ended December 31, 2021 and 2020, respectively and $18.9 million and $(1.7) million for the years ended December 31, 2021, and 2020, respectively in other insurance related income (loss). It also included $21.7 million and $16.6 million for the quarters ended December 31, 2021 and 2020, respectively and $54.3 million and $62.2 million for the years ended December 31, 2021 and 2020, respectively as an offset to general and administrative expenses.

AXIS CAPITAL HOLDINGS LIMITED
NET INVESTMENT INCOME - QUARTER AND YEAR

							Years ended December 31,
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019	2021	2020

Fixed maturities	$67,623	$63,712	$61,244	$69,470	$72,727	$98,990	$262,049	$317,121
Other investments	56,965	41,695	41,414	41,833	30,634	10,767	181,906	16,059
Equity securities	4,430	2,724	3,100	2,498	3,069	2,678	12,752	9,328
Mortgage loans	4,461	4,426	4,355	4,187	4,110	3,977	17,427	15,432
Cash and cash equivalents	808	692	617	2,336	3,768	5,908	4,454	13,582
Short-term investments	74	391	66	133	446	1,077	664	2,749

Gross investment income	134,361	113,640	110,796	120,457	114,754	123,397	479,252	374,271
Investment expense	(6,233)	(6,301)	(6,124)	(6,292)	(5,251)	(5,840)	(24,951)	(24,670)

Net investment income	$128,128	$107,339	$104,672	$114,165	$109,503	$117,557	$454,301	$349,601

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2021	2021	2021	2021	2020	2019
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,313,200	$12,380,959	$11,898,300	$11,728,611	$12,041,799	$12,468,205
Fixed maturities, held to maturity, at amortized cost	446,016	416,879	403,370	404,690	—	—
Equity securities, at fair value	655,675	618,822	588,196	547,676	518,445	474,207
Mortgage loans, held for investment, at fair value	594,088	623,487	656,056	629,576	593,290	432,748
Other investments, at fair value	947,982	892,664	865,238	790,530	829,156	770,923
Equity method investments	146,293	145,080	133,169	123,370	114,209	117,821
Short-term investments, at fair value	31,063	68,267	112,862	185,699	161,897	38,471
Total investments	15,134,317	15,146,158	14,657,191	14,410,152	14,258,796	14,302,375
Cash and cash equivalents	1,317,690	1,499,204	1,589,443	1,560,279	1,503,232	1,576,457
Accrued interest receivable	64,350	62,423	63,215	61,222	65,020	78,085
Insurance and reinsurance premium balances receivable	2,622,676	2,978,996	3,393,777	3,367,142	2,738,342	3,071,390
Reinsurance recoverable on unpaid losses and loss expenses	5,017,611	4,989,645	4,626,454	4,533,232	4,496,641	3,877,756
Reinsurance recoverable on paid losses and loss expenses	642,215	506,503	467,180	459,411	434,201	327,795
Deferred acquisition costs	465,593	544,384	574,658	577,509	431,439	492,119
Prepaid reinsurance premiums	1,377,358	1,460,723	1,479,328	1,379,450	1,194,455	1,101,889
Receivable for investments sold	4,555	2,028	3,671	1,450	2,150	35,659
Goodwill	100,801	100,801	100,801	100,801	100,801	102,003
Intangible assets	208,717	211,557	214,286	216,904	219,633	230,550
Value of business acquired	—	770	1,798	2,826	3,854	8,992
Operating lease right-of-use assets	103,295	107,791	112,444	116,693	123,579	111,092
Other assets	309,792	324,154	297,484	298,756	305,544	287,892
TOTAL ASSETS	$27,368,970	$27,935,137	$27,581,730	$27,085,827	$25,877,687	$25,604,054

LIABILITIES
Reserve for losses and loss expenses	$14,653,094	$14,658,996	$14,157,353	$14,025,274	$13,926,766	$12,752,081
Unearned premiums	4,090,676	4,464,282	4,698,944	4,551,424	3,685,886	3,626,246
Insurance and reinsurance balances payable	1,324,620	1,442,729	1,409,772	1,231,403	1,092,042	1,349,082
Debt	1,310,975	1,310,650	1,310,328	1,310,009	1,309,695	1,808,157
Payable for investments purchased	31,543	239,073	205,895	389,925	104,777	32,985
Operating lease liabilities	119,512	123,874	130,174	134,002	140,263	115,584
Other liabilities	427,894	360,478	279,504	267,400	322,564	375,911
TOTAL LIABILITIES	21,958,314	22,600,082	22,191,970	21,909,437	20,581,993	20,060,046

SHAREHOLDERS’ EQUITY
Preferred shares	550,000	550,000	550,000	550,000	550,000	775,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,346,179	2,336,895	2,326,288	2,316,147	2,330,054	2,317,212
Accumulated other comprehensive income	56,536	150,122	226,317	214,861	414,395	171,710
Retained earnings	6,204,745	6,044,843	6,034,151	5,842,850	5,763,607	6,056,686
Treasury shares, at cost	(3,749,010)	(3,749,011)	(3,749,202)	(3,749,674)	(3,764,568)	(3,778,806)
TOTAL SHAREHOLDERS' EQUITY	5,410,656	5,335,055	5,389,760	5,176,390	5,295,694	5,544,008

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$27,368,970	$27,935,137	$27,581,730	$27,085,827	$25,877,687	$25,604,054

Common shares outstanding	84,774	84,773	84,767	84,753	84,353	83,959
Diluted common shares outstanding [a]	87,147	87,216	87,197	87,235	86,143	85,489
Book value per common share	$57.34	$56.45	$57.09	$54.59	$56.26	$56.80
Book value per diluted common share	$55.78	$54.86	$55.50	$53.03	$55.09	$55.79
Tangible book value per diluted common share	$52.84	$51.89	$52.50	$49.91	$51.90	$52.40
Debt to total capital [b]	19.5%	19.7%	19.6%	20.2%	19.8%	24.6%
Debt and preferred equity to total capital	27.7%	28.0%	27.8%	28.7%	28.2%	35.1%

[a]    Treasury stock method was applied. Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.
[b]    The debt to total capital ratio is calculated by dividing debt by total capital. Total capital represents the sum of total shareholders’ equity and debt.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS PORTFOLIO
At December 31, 2021

	Cost or Amortized Cost	Allowance for Expected Credit Losses	Unrealized Gains	Unrealized Losses	Fair Value or Net Carrying Value	Percentage
Fixed Maturities, available for sale, at fair value
U.S. government and agency	$2,693,319	$—	$9,776	$(20,647)	$2,682,448	16.3%
Non-U.S. government	794,705	—	10,158	(9,685)	795,178	4.8%
Corporate debt	4,446,585	(236)	87,075	(38,112)	4,495,312	27.3%
Agency RMBS	1,065,973	—	17,397	(8,781)	1,074,589	6.5%
CMBS	1,223,051	—	29,827	(4,687)	1,248,191	7.6%
Non-Agency RMBS	185,854	(77)	2,410	(2,023)	186,164	1.1%
ABS	1,628,739	—	3,406	(9,665)	1,622,480	9.8%
Municipals	203,556	—	5,928	(646)	208,838	1.3%
Total fixed maturities, available for sale, at fair value	12,241,782	(313)	165,977	(94,246)	12,313,200	74.7%

Fixed maturities, held to maturity, at amortized cost
Corporate debt	37,700	—	—	—	37,700	0.2%
ABS	408,316	—	—	—	408,316	2.5%
Total fixed maturities, held to maturity, at amortized cost	446,016	—	—	—	446,016	2.7%
Equity securities, at fair value
Common stocks	1,264	—	585	(485)	1,364	—%
Preferred stocks	115	—	64	—	179	—%
Exchange-traded funds	203,455	—	134,037	(677)	336,815	2.0%
Bond mutual funds	324,030	—	544	(7,257)	317,317	2.0%
Total equity securities, at fair value	528,864	—	135,230	(8,419)	655,675	4.0%

Total fixed maturities and equity securities	$13,216,662	$(313)	$301,207	$(102,665)	13,414,891	81.4%

Mortgage loans, held for investment					594,088	3.6%

Other investments					947,982	5.7%

Equity method investments					146,293	0.9%

Short-term investments					31,063	0.2%

Total investments					15,134,317	91.8%

Cash and cash equivalents [a]					1,317,690	8.0%

Accrued interest receivable					64,350	0.4%

Net receivable/(payable) for investments sold (purchased)					(26,988)	(0.2%)

Total cash and invested assets					$16,489,369	100.0%

[a]    Includes $473 million of restricted cash and cash equivalents.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS PORTFOLIO (CONTINUED)
At December 31, 2021

	Fair Value	Percentage
Other Investments:
Long/short equity funds	$3,476	0.4%
Multi-strategy funds	56,012	5.9%
Direct lending funds	289,867	30.6%
Real estate funds	238,222	25.1%
Private equity funds	249,974	26.4%
Other privately held investments	104,521	11.0%
Collateralized loan obligations - equity tranches	5,910	0.6%
Total	$947,982	100.0%

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS COMPOSITION - QUARTER

		Q4 2021	Q3 2021	Q2 2021	Q1 2021		Q4 2020	Q4 2019
	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities, available for sale:
U.S. government and agency		16.3%	16.3%	15.9%	14.0%		12.2%	13.2%
Non-U.S. government		4.8%	4.4%	4.2%	4.6%		4.3%	3.6%
Corporate debt		27.3%	27.6%	27.9%	28.7%		29.6%	30.9%
MBS:
Agency RMBS		6.5%	7.1%	6.5%	7.7%		8.2%	10.0%
CMBS		7.6%	7.4%	7.1%	8.1%		8.6%	8.6%
Non-agency RMBS		1.1%	1.2%	1.3%	1.1%		0.9%	0.5%
ABS		9.8%	10.0%	9.3%	9.0%		10.9%	10.0%
Municipals		1.3%	1.2%	1.7%	1.8%		1.9%	1.3%

Total Fixed Maturities, available for sale		74.7%	75.2%	73.9%	75.0%		76.6%	78.1%
Fixed Maturities, held to maturity:
Corporate debt		0.2%	0.1%	—%	—%		—%	—%
ABS		2.5%	2.4%	2.5%	2.6%		—%	—%

Total Fixed Maturities, held to maturity		2.7%	2.5%	2.5%	2.6%		—%	—%
Equity securities		4.0%	3.8%	3.7%	3.5%		3.3%	3.0%
Mortgage loans		3.6%	3.8%	4.1%	4.0%		3.8%	2.7%
Other investments		5.7%	5.4%	5.4%	5.1%		5.3%	4.8%
Equity method investments		0.9%	0.9%	0.8%	0.8%		0.7%	0.7%
Short-term investments		0.2%	0.4%	0.6%	1.1%		1.0%	0.3%

Total investments		91.8%	92.0%	91.0%	92.1%		90.7%	89.6%
Cash and cash equivalents		8.0%	9.1%	9.9%	10.0%		9.6%	9.9%
Accrued interest receivable		0.4%	0.4%	0.4%	0.4%		0.4%	0.5%
Net receivable/(payable) for investments sold (purchased)		(0.2%)	(1.5%)	(1.3%)	(2.5%)		(0.7%)	—%
Total Cash and Invested Assets		100.0%	100.0%	100.0%	100.0%		100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES
U.S. government and agency		21.0%	21.0%	20.7%	18.0%		15.9%	16.9%
AAA		35.2%	36.1%	35.2%	37.0%		37.8%	39.3%
AA		7.7%	7.1%	7.4%	7.8%		7.6%	6.9%
A		15.0%	14.5%	14.6%	15.2%		15.7%	14.8%
BBB		12.5%	12.4%	13.2%	13.4%		14.4%	13.5%
Below BBB		8.6%	8.9%	8.9%	8.6%		8.6%	8.6%
Total		100.0%	100.0%	100.0%	100.0%		100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES
Within one year		3.9%	4.0%	4.3%	5.0%		3.6%	3.6%
From one to five years		38.5%	38.3%	38.7%	36.9%		36.0%	39.2%
From five to ten years		19.8%	19.3%	20.3%	19.5%		20.7%	17.3%
Above ten years		2.2%	2.2%	1.7%	1.9%		2.3%	2.7%
Asset-backed and mortgage-backed securities		35.6%	36.2%	35.0%	36.7%		37.4%	37.2%
Total		100.0%	100.0%	100.0%	100.0%		100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities		1.9%	1.9%	2.0%	2.1%		2.3%	2.8%
Yield to maturity of fixed maturities		1.7%	1.4%	1.4%	1.5%		1.3%	2.4%
Average duration of fixed maturities (inclusive of duration hedges)	3.0	yrs	3.1 yrs	3.1 yrs	3.3 yrs	3.3	yrs	3.2 yrs
Average credit quality		AA-	AA-	AA-	AA-		AA-	AA-

AXIS CAPITAL HOLDINGS LIMITED
CORPORATE DEBT INVESTED ASSETS COMPOSITION
At December 31, 2021

	Fair Value or Net Carrying Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$821,500	18.3%	5.0%
Non-U.S. banks	383,360	8.5%	2.3%
Corporate/commercial finance	283,611	6.3%	1.7%
Insurance	147,679	3.3%	0.9%
Investment brokerage	69,538	1.5%	0.4%
Total financial institutions	1,705,688	37.9%	10.3%
Consumer non-cyclicals	455,259	10.1%	2.8%
Communications	261,450	5.8%	1.6%
Consumer cyclicals	205,469	4.6%	1.2%
Utilities	195,829	4.4%	1.2%
Technology	176,175	3.9%	1.1%
Energy	155,142	3.5%	0.9%
Industrials	113,346	2.5%	0.7%
Transportation	102,611	2.3%	0.6%
Non-U.S. government guaranteed	92,829	2.1%	0.6%
Total investment grade	3,463,798	77.1%	21.0%

Total non-investment grade	1,031,514	22.9%	6.3%

Total corporate debt, available for sale, at fair value	$4,495,312	100.0%	27.3%

Total corporate debt, held to maturity, at amortized cost	$37,700	100.0%	0.2%

AXIS CAPITAL HOLDINGS LIMITED
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At December 31, 2021

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
MORGAN STANLEY	$125,566	$2,080	$127,646	1.0%
BANK OF AMERICA CORP	124,087	2,394	126,481	1.0%
JP MORGAN CHASE & CO	103,486	507	103,993	0.8%
GOLDMAN SACHS GROUP	101,852	1,552	103,404	0.8%
WELLS FARGO & COMPANY	100,408	1,600	102,008	0.8%
CITIGROUP INC	75,666	2,760	78,426	0.6%
MITSUBISHI UFJ FINANCIAL GROUP INC	48,846	106	48,952	0.4%
AT&T INC	47,415	449	47,864	0.4%
VERIZON COMMUNICATIONS INC	37,352	745	38,097	0.3%
COMCAST CORPORATION	35,450	1,457	36,907	0.3%

[a]    The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS CAPITAL HOLDINGS LIMITED
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At December 31, 2021

Available for sale, at fair value	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,074,589	$166,553	$3,601	$9,936	$621	$5,453	$1,260,753
Commercial MBS	83,936	1,069,276	89,813	5,166	—	—	1,248,191
ABS	—	1,328,941	123,309	99,382	38,737	32,111	1,622,480

Total mortgage-backed and asset-backed securities, available for sale, at fair value	$1,158,525	$2,564,770	$216,723	$114,484	$39,358	$37,564	$4,131,424

Percentage of total	28.0%	62.1%	5.2%	2.8%	1.0%	0.9%	100.0%

Held to maturity, at amortized cost	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

ABS	—	257,730	150,586	—	—	—	408,316

Total mortgage-backed and asset-backed securities, held to maturity, at amortized cost	$—	$257,730	$150,586	$—	$—	$—	$408,316

Percentage of total	—%	63.1%	36.9%	—%	—%	—%	100.0%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$451,609	$338,908	$318,421	$329,210	$265,494	$196,334
Reinsurance	190,606	167,595	148,759	130,201	168,707	131,461
Total	$642,215	$506,503	$467,180	$459,411	$434,201	$327,795

Reinsurance recoverable on unpaid losses and loss expenses: Case reserves
Insurance	$922,709	$908,182	$870,602	$870,816	$878,107	$890,036
Reinsurance	614,125	575,628	518,973	491,517	505,437	468,904
Total	$1,536,834	$1,483,810	$1,389,575	$1,362,333	$1,383,544	$1,358,940

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$2,554,202	$2,569,194	$2,395,835	$2,329,090	$2,339,557	$1,933,657
Reinsurance	956,130	963,728	867,253	866,927	797,251	603,116
Total	$3,510,332	$3,532,922	$3,263,088	$3,196,017	$3,136,808	$2,536,773

Allowance for expected credit losses:
Insurance	$(25,869)	$(23,664)	$(22,749)	$(22,037)	$(21,298)	$(16,720)
Reinsurance	(3,685)	(3,423)	(3,460)	(3,081)	(2,413)	(1,237)
Total	$(29,554)	$(27,087)	$(26,209)	$(25,118)	$(23,711)	$(17,957)

Reinsurance recoverables on unpaid and paid losses and loss expenses:
Insurance	$3,902,651	$3,792,620	$3,562,109	$3,507,079	$3,461,860	$3,003,307
Reinsurance	1,757,176	1,703,528	1,531,525	1,485,564	1,468,982	1,202,244
Total	$5,659,827	$5,496,148	$5,093,634	$4,992,643	$4,930,842	$4,205,551

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS
At December 31, 2021

Categories	Reinsurance Recoverable, Gross of Collateral	Collateral	Reinsurance Recoverable, Net of Collateral	% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity	Allowance for expected credit losses	Allowance for expected credit losses as % of Reinsurance Recoverable, Gross of Collateral	Reinsurance recoverable on unpaid and paid losses and loss expenses
Top 10 reinsurers based on gross recoverables	$2,950,244	$(643,430)	$2,306,814	54.0%	42.6%	$(11,553)	0.4%	$2,938,691
Other reinsurers balances > $20 million	2,222,728	(625,506)	1,597,222	37.4%	29.5%	(13,849)	0.6%	2,208,879
Other reinsurers balances < $20 million	516,409	(148,491)	367,918	8.6%	6.8%	(4,152)	0.8%	512,257
Total	$5,689,381	$(1,417,427)	$4,271,954	100.0%	78.9%	$(29,554)	0.5%	$5,659,827

At December 31, 2021, reinsurance recoverable balances, gross of collateral of 85.7% (December 31, 2020: 87.6%) were collectible from reinsurers rated the equivalent of A- or better by A.M. Best.

Top 10 Reinsurers, Net of collateral		% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity
1	Swiss Reinsurance America Corporation	13.4%	10.6%
2	Harrington Re Ltd.	9.1%	7.2%
3	Lloyds of London	6.3%	5.0%
4	Transatlantic Reinsurance Co	5.9%	4.6%
5	Hannover Ruck SE	5.4%	4.3%
6	Partner Reinsurance Co of the US	4.3%	3.4%
7	SCOR Reinsurance Company	3.8%	3.0%
8	Munich Reinsurance America, Inc	3.3%	2.6%
9	Everest Reinsurance Company	3.1%	2.4%
10	Swiss Reinsurance Company	2.5%	2.0%
		57.1%	45.1%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES

	Quarter ended December 31, 2021			Year ended December 31, 2021
	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses and loss expenses	Net reserve for losses and loss expenses	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses and loss expenses	Net reserve for losses and loss expenses
Reserve for losses and loss expenses

Beginning of period	$14,658,996	$(4,989,645)	$9,669,351	$13,926,766	$(4,496,641)	$9,430,125
Incurred losses and loss expenses	1,150,495	(434,270)	716,225	4,790,636	(1,781,853)	3,008,783
Paid losses and loss expenses	(1,139,957)	418,155	(721,802)	(3,958,563)	1,194,312	(2,764,251)
Foreign exchange and other	(16,440)	(11,851)	(28,291)	(105,745)	66,571	(39,174)

End of period [a]	$14,653,094	$(5,017,611)	$9,635,483	$14,653,094	$(5,017,611)	$9,635,483

[a]    At December 31, 2021, reserve for losses and loss expenses included IBNR of $9.1 billion, or 62%, (December 31, 2020: $8.6 billion, or 62%).

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended December 31, 2021			Year ended December 31, 2021
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross paid losses and loss expenses	$691,657	$448,300	$1,139,957	$2,200,524	$1,758,039	$3,958,563
Reinsurance recoverable on paid losses and loss expenses	(319,661)	(98,494)	(418,155)	(886,710)	(307,602)	(1,194,312)

Net paid losses and loss expenses	371,996	349,806	721,802	1,313,814	1,450,437	2,764,251

Gross case reserves	67,731	77,796	145,527	94,651	221,891	316,542
Gross IBNR	(66,132)	(68,857)	(134,989)	392,451	123,080	515,531
Reinsurance recoverable on unpaid losses and loss expenses	9,651	(25,766)	(16,115)	(285,918)	(301,623)	(587,541)
Net unpaid losses and loss expenses	11,250	(16,827)	(5,577)	201,184	43,348	244,532

Total net incurred losses and loss expenses	$383,246	$332,979	$716,225	$1,514,998	$1,493,785	$3,008,783

Gross reserve for losses and loss expenses	$7,803,529	$6,849,565	$14,653,094	$7,803,529	$6,849,565	$14,653,094

Net favorable prior year reserve development	$5,008	$4,262	$9,270	$18,360	$14,050	$32,410

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	97.1%	105.1%	100.8%	86.7%	97.1%	91.9%

Net paid losses and loss expenses / Net premiums earned	51.5%	67.9%	58.3%	49.6%	70.5%	58.7%
Net unpaid losses and loss expenses / Net premiums earned	1.6%	(3.3%)	(0.4%)	7.5%	2.1%	5.2%
Net losses and loss expenses ratio	53.1%	64.6%	57.9%	57.1%	72.6%	63.9%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTER

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019

Gross paid losses and loss expenses	$691,657	$441,854	$493,803	$573,209	$683,379	$575,688
Reinsurance recoverable on paid losses and loss expenses	(319,661)	(154,584)	(174,727)	(237,739)	(273,686)	(254,044)

Net paid losses and loss expenses	371,996	287,270	319,076	335,470	409,693	321,644

Gross case reserves	67,731	47,583	(1,372)	(19,290)	(34,344)	(31,996)
Gross IBNR	(66,132)	326,336	83,955	48,294	132,082	27,839
Reinsurance recoverable on unpaid losses and loss expenses	9,651	(218,508)	(69,484)	(7,576)	(62,987)	(253)
Net unpaid losses and loss expenses	11,250	155,411	13,099	21,428	34,751	(4,410)

Total net incurred losses and loss expenses	$383,246	$442,681	$332,175	$356,898	$444,444	$317,234

Gross reserve for losses and loss expenses	$7,803,529	$7,797,533	$7,456,368	$7,368,569	$7,310,498	$6,496,568

Net favorable prior year reserve development	$5,008	$5,418	$6,427	$1,505	$4,417	$10,455

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	97.1%	64.9%	96.1%	94.0%	92.2%	101.4%

Net paid losses and loss expenses / Net premiums earned	51.5%	42.2%	50.5%	54.4%	69.5%	57.5%
Net unpaid losses and loss expenses / Net premiums earned	1.6%	22.8%	2.1%	3.5%	5.9%	(0.8%)
Net losses and loss expenses ratio	53.1%	65.0%	52.6%	57.9%	75.4%	56.7%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTER

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019

Gross paid losses and loss expenses	$448,300	$484,553	$416,850	$408,336	$594,863	$660,948
Reinsurance recoverable on paid losses and loss expenses	(98,494)	(78,672)	(79,713)	(50,723)	(125,680)	(132,719)

Net paid losses and loss expenses	349,806	405,881	337,137	357,613	469,183	528,229

Gross case reserves	77,796	81,030	58,448	4,616	104,547	3,236
Gross IBNR	(68,857)	142,067	(27,193)	77,064	(137,925)	89,173
Reinsurance recoverable on unpaid losses and loss expenses	(25,766)	(160,290)	(34,094)	(81,473)	(63,010)	(80,478)
Net unpaid losses and loss expenses	(16,827)	62,807	(2,839)	207	(96,388)	11,931

Total net incurred losses and loss expenses	$332,979	$468,688	$334,298	$357,820	$372,795	$540,160

Gross reserve for losses and loss expenses	$6,849,565	$6,861,463	$6,700,985	$6,656,705	$6,616,268	$6,255,513

Net favorable prior year reserve development	$4,262	$5,594	$381	$3,812	$2,142	$3,426

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	105.1%	86.6%	100.8%	99.9%	125.9%	97.8%

Net paid losses and loss expenses / Net premiums earned	67.9%	76.5%	64.2%	73.4%	94.3%	86.2%
Net unpaid losses and loss expenses / Net premiums earned	(3.3%)	11.9%	(0.6%)	—%	(19.4%)	2.0%
Net losses and loss expenses ratio	64.6%	88.4%	63.6%	73.4%	74.9%	88.2%

AXIS CAPITAL HOLDINGS LIMITED
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF JANUARY 1, 2022

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$131	2.7%	$186	3.8%	$262	5.4%
Northeast	U.S. Hurricane	39	0.8%	115	2.4%	238	4.9%
Mid-Atlantic	U.S. Hurricane	71	1.5%	193	4.0%	362	7.4%
Gulf of Mexico	U.S. Hurricane	119	2.4%	164	3.4%	234	4.8%
California	Earthquake	123	2.5%	240	4.9%	327	6.7%
Europe	Windstorm	90	1.9%	124	2.6%	165	3.4%
Japan	Earthquake	82	1.7%	204	4.2%	318	6.5%
Japan	Windstorm	$75	1.5%	$144	3.0%	$166	3.4%

The table above shows our net Probable Maximum Loss ("PML") to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at January 1, 2022. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast U.S. hurricane, net of reinsurance, is approximately $0.2 billion. According to our modeling, there is a one percent chance that on an annual basis, losses incurred from a Southeast U.S. hurricane event could be in excess of $0.2 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.2 billion.
We have developed our PML estimates by combining judgment and experience with the outputs from the catastrophe model, commercially available from AIR Worldwide. Additionally, we have included our estimate of non-modeled perils and other factors which we believe provides us with a more complete view of catastrophe risk.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, the most important of which is by ensuring that management’s judgment supplements the model outputs. Models are continuously validated at the line of business and at a group level by our catastrophe model validation team. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes to our internal modeling, underwriting portfolios, reinsurance purchasing strategy and foreign exchange rates.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, U.S. GAAP

	Quarters ended December 31,		Years ended December 31,
	2021	2020	2021	2020

Net income (loss) available (attributable) to common shareholders	$197,329	$(4,819)	$588,359	$(150,674)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding	84,774	84,341	84,707	84,262
Dilutive share equivalents:
Share-based compensation plans [a]	817	—	584	—
Weighted average diluted common shares outstanding	85,591	84,341	85,291	84,262

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$2.33	($0.06)	$6.95	($1.79)
Earnings (loss) per diluted common share	$2.31	($0.06)	$6.90	($1.79)

[a] Due to the net loss attributable to common shareholders recognized for the quarter and year ended December 31, 2020, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFORWARD - QUARTER

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2019

Net income (loss) available (attributable) to common shareholders	$197,329	$47,385	$227,910	$115,737	$(4,819)	$(9,897)

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	84,773	84,767	84,753	84,353	84,309	83,947
Shares issued and treasury shares reissued	5	10	22	589	83	23
Shares repurchased for treasury	(4)	(4)	(8)	(189)	(39)	(11)
Common shares - at end of period	84,774	84,773	84,767	84,753	84,353	83,959

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding	84,774	84,771	84,764	84,514	84,341	83,957
Dilutive share equivalents:
Share-based compensation plans [a]	817	565	503	451	—	—
Weighted average diluted common shares outstanding	85,591	85,336	85,267	84,965	84,341	83,957

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$2.33	$0.56	$2.69	$1.37	($0.06)	($0.12)
Earnings (loss) per diluted common share	$2.31	$0.56	$2.67	$1.36	($0.06)	($0.12)

[a] Due to the net loss attributable to common shareholders recognized for the quarters ended December 31, 2020 and 2019, respectively, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
BOOK VALUE PER DILUTED COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At December 31, 2021

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$54.47

Book value per common share	$4,860,656	84,774	$57.34

Dilutive securities: [b]
Restricted stock units		2,373	(1.56)
Book value per diluted common share	$4,860,656	87,147	$55.78

	At December 31, 2020

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$50.39

Book value per common share	$4,745,694	84,353	$56.26
Dilutive securities: [b]
Restricted stock units		1,790	(1.17)
Book value per diluted common share	$4,745,694	86,143	$55.09

[a]    Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.
[b]    Cash-settled restricted stock units are excluded.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Quarters ended December 31,		Years ended December 31,
	2021	2020	2021	2020
Net income (loss) available (attributable) to common shareholders	$197,329	$(4,819)	$588,359	$(150,674)
Net investment gains [a]	(20,410)	(83,356)	(134,279)	(129,133)
Foreign exchange losses [b]	4,632	72,309	315	81,069
Reorganization expenses [c]	—	7,059	—	7,881
Interest in (income) loss of equity method investments [d]	(1,213)	(9,967)	(32,084)	3,612
Income tax expense	1,849	2,529	14,166	13,023
Operating income (loss)	$182,187	$(16,245)	$436,477	$(174,222)

Earnings (loss) per diluted common share	$2.31	$(0.06)	$6.90	$(1.79)
Net investment gains	(0.24)	(0.99)	(1.57)	(1.53)
Foreign exchange losses	0.05	0.86	—	0.96
Reorganization expenses	—	0.08	—	0.09
Interest in (income) loss of equity method investments	(0.01)	(0.12)	(0.38)	0.04
Income tax expense	0.02	0.03	0.17	0.15
Operating income (loss) per diluted common share	$2.13	$(0.20)	$5.12	$(2.08)

Weighted average diluted common shares outstanding	85,591	84,341	85,291	84,262

Average common shareholders' equity	$4,822,856	$4,730,795	$4,803,175	$4,757,351

Annualized return on average common equity	16.4%	(0.4%)	12.2%	(3.2%)

Annualized operating return on average common equity	15.1%	(1.4%)	9.1%	(3.7%)

[a]    Tax expense (benefit) of $2 million and $9 million for the quarters ended December 31, 2021 and 2020, respectively, and $11 million and $18 million for the years ended December 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
[b]    Tax expense (benefit) of $nil and $(5) million for the quarters ended December 31, 2021 and 2020, respectively, and $3 million and $(4) million for the years ended December 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions
[c]    Tax expense (benefit) of $(1) million for the quarter and year ended December 31, 2020. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
[d]    Tax expense (benefit) of $nil for the quarters and years ended December 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

AXIS CAPITAL HOLDINGS LIMITED
TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE

TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE - TREASURY STOCK METHOD [a]
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2021	2021	2021	2021	2020	2019
Common shareholders' equity	$4,860,656	$4,785,055	$4,839,760	$4,626,390	$4,745,694	$4,769,008
Less: goodwill	(100,801)	(100,801)	(100,801)	(100,801)	(100,801)	(102,003)
Less: intangible assets	(208,717)	(211,557)	(214,286)	(216,904)	(219,633)	(230,550)
Associated tax impact	53,500	53,175	53,241	45,565	45,991	43,199
Tangible common shareholders' equity	$4,604,638	$4,525,872	$4,577,914	$4,354,250	$4,471,251	$4,479,654

Diluted common shares outstanding, net of treasury shares	87,147	87,216	87,197	87,235	86,143	85,489

Book value per diluted common share	$55.78	$54.86	$55.50	$53.03	$55.09	$55.79

Tangible book value per diluted common share	$52.84	$51.89	$52.50	$49.91	$51.90	$52.40

[a]    Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding. Cash-settled restricted stock units are excluded.

AXIS CAPITAL HOLDINGS LIMITED
RATIONALE FOR THE USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), tangible book value per diluted common share which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarter' and 'Consolidated Statements of Operations - Year' sections of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae Group plc ("Novae"), which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including value of business acquired ("VOBA") arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarter' and 'Consolidated Statements of Operations - Year' sections of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business.

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae, which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

Tangible Book Value per Diluted Common Share
Tangible book value represents common shareholders' equity exclusive of after-tax goodwill and intangible assets. We present tangible book value per diluted common share calculated under the treasury stock method. We believe that this measure, in combination with book value per diluted common share, is useful in assessing value generated for our common shareholders. A reconciliation of tangible book value per diluted common share to book value per diluted common share, the most comparable GAAP financial measure, is presented in the 'Tangible Book Value per Diluted Common Share' section of this document.